iiUNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Marc 6, 2014

eMagin Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-15751	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 3006 Northup Way, Suite 103, Bellevue, WA 98004

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (425) 284-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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 Item 8.01.      Other Events.

      On March 5, 2014, eMagin Corporation (the “Company”) received a notification to stop shipments to a customer pending review of a possible wire bonding problem in a microdisplay.  Similar notices from two other customers have been received by eMagin.  These customers, who supply systems to government programs that include eMagin displays, have indicated that they will not accept eMagin displays until the issue has been resolved.  Hence, this issue will result in a delay of shipments to these customers, which will impact first quarter 2014 revenue.  The Company believes that upon completion of its review and with concurrence of the applicable customers, anticipated shipments of the Company’s products to such customers will resume shortly.

      The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding eMagin Corporation's expectations, intentions, strategies and beliefs pertaining to future events or future financial performance. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: March 6, 2014	By:	/s/ Paul Campbell
Name: Paul Campbell
Title: Chief Financial Officer